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                                                                     EXHIBIT 3.2


                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                           CUSTOMTRACKS CORPORATION



     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is CustomTracks Corporation.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on September 14, 1999. The amendment alters
Article I of the current Articles of Incorporation, as last amended on September 1, 1998, and the full text of Article I as amended is as follows:

                                  "ARTICLE I

              The name of the corporation is ZixIt Corporation."

                                 ARTICLE THREE

     The number of shares of the corporation outstanding at the time of the adoption of the above amendment was 17,600,829, and the number of shares entitled to vote on the amendment was 15,267,929.

                                 ARTICLE FOUR

     The number of shares of the corporation voted for the above amendment was 14,687,759, and the number of shares voted against the amendment was 112,801.

Dated:  September 14, 1999

                                   CUSTOMTRACKS CORPORATION


                                   By:  /s/ Ronald A. Woessner
                                      ----------------------------------
                                        Ronald A. Woessner, Secretary